Exhibit 22

LIST OF SUBSIDIARY GUARANTORS

As of July 29, 2020, each of the following subsidiaries of FedEx Corporation (“FedEx”) has guaranteed each of the senior unsecured debt securities issued by FedEx listed below. FedEx owns, directly or indirectly, 100% of each guarantor subsidiary. The guarantees are (1) unsecured obligations of the respective guarantor subsidiary, (2) rank equally with all of their other unsecured and unsubordinated indebtedness, and (3) are full and unconditional  and joint and several.

NAME OF GUARANTOR SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION
Federal Express Corporation	Delaware
FedEx Ground Package System, Inc.	Delaware
FedEx Freight Corporation	Delaware
FedEx Freight, Inc.	Arkansas
FedEx Corporate Services, Inc.	Delaware
FedEx Office and Print Services, Inc.	Texas
Federal Express Europe, Inc.	Delaware
Federal Express Holdings S.A., LLC	Delaware
Federal Express International, Inc.	Delaware

SENIOR UNSECURED DEBT SECURITIES OF FEDEX GUARANTEED BY THE GUARANTOR SUBSIDIARIES (1)

0.700% Note due 2022

2.625% Note due 2022

3.400% Note due 2022

1.000% Note due 2023

2.70% Note due 2023

4.000% Note due 2024

0.450% Note due 2025

3.200% Note due 2025

3.800% Note due 2025

3.250% Note due 2026

1.625% Note due 2027

3.300% Note due 2027

3.400% Note due 2028

4.200% Note due 2028

3.100% Note due 2029

4.250% Note due 2030

1.300% Note due 2031

4.900% Note due 2034

3.900% Note due 2035

3.875% Note due 2042

4.10% Note due 2043

5.100% Note due 2044

4.100% Note due 2045

4.750% Note due 2045

4.550% Note due 2046

4.400% Note due 2047

4.050% Note due 2048

4.950% Note due 2048

5.250% Note due 2050

4.500% Note due 2065

(1)   References are to calendar years.

SUBSIDIARY ISSUERS OF GUARANTEED SECURITIES

Pass through trusts that may be formed by FedEx may offer for sale pass through certificates of Federal Express Corporation (“FedEx Express”), a Delaware corporation and wholly-owned subsidiary of FedEx, from time to time. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by FedEx Express. FedEx will fully and unconditionally guarantee the payment obligations due on the equipment notes underlying the pass through certificates offered for sale by FedEx Express.